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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                    FORM 8-K
                                 CURRENT REPORT
   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934
                                November 21, 2001
                   Date of Report (Date of earliest reported)
                             The Havana Group, Inc.
               (Exact name of registrant as specified in charter)

       Delaware                    000-24269                     34-1454529
(State of incorporation        (Commission File                (IRS Employer
 or other jurisdiction)            Number)                  Identification No.)

                                5701 Mayfair Road
                            North Canton, Ohio 44720
                    (Address of principal executive offices)
                                 (330) 492-8090
               Registrant's telephone number, including area code

ITEM 4. CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT


On November 21, 2001, the Company was advised that its certifying accountant, Hausser + Taylor, LLP ("Hausser") resigned. Hausser's reports on the financial statements for the years ended December 31, 2000 and December 31, 1999 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that their report for the years ended December 31, 2000 and December 31, 1999 contained an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern. During the years ended December 31, 2000 and December 31, 1999, and the subsequent interim period through November 20, 2001 the Company has not had any disagreements with Hausser on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. The Company has engaged Stefanou & Company LLP ("Stefanou") as its certifying accountant as of November 21, 2001 for the Company's year ended December 31, 2001. The Company has not consulted Stefanou previously. The company's Board of Directors approved the new certifying accountants.

         Hausser's letter, which is required pursuant to Item 304(a)(3) of Regulation S-B, is attached.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.
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16.      Letter from Hausser + Taylor LLP to the Commission dated November 30,
         2001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

Date:  November 30, 2001

                                       /s/ William Miller
                                       -------------------------------
                                       William Miller
                                       President